SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  BNCCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed minimum aggregate value of transaction:

          5)   Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  BNCCORP, INC.
                              322 East Main Avenue
                          Bismarck, North Dakota 58501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 18, 2003



     The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 18, 2003, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, to consider and take action upon the following matters:


1. To elect three directors to hold office for three years and until their respective successors shall have been elected and qualified; and


2. To ratify the appointment of KPMG LLP as BNC's independent public accountants for 2003.

     The Board of Directors has set the close of business on Friday, April 25, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                       By Order of the Board of Directors


                                       /s/ Annette Eckroth
                                       ----------------------------------
                                           Annette Eckroth
                                           Secretary

Bismarck, North Dakota
May 15, 2003

                                  BNCCORP, INC.
                              322 EAST MAIN AVENUE
                          BISMARCK, NORTH DAKOTA 58501

                                 PROXY STATEMENT


     This Proxy  Statement  is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 18, 2003 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on April 25, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,703,295 shares of Common Stock outstanding. This Proxy Statement and BNC's 2002 Annual Report are being mailed to each stockholder of record on the Record Date commencing May 15, 2003.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors and for the approval of the independent accountants set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If a quorum is present, directors will be elected by a plurality vote and the ratification of the appointment of the independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

     Abstentions will be treated as present for purposes of determining a quorum. If brokers do not receive voting instructions from beneficial owners as to the granting or withholding of proxies (a "broker non-vote"), then shares not voted will be counted as present but not cast with respect to such proposal. Accordingly, broker non-votes and abstentions will have no effect on the election of directors, but will have the effect of a vote against the ratification of the appointment of the independent auditors.





                        PROPOSAL 1: ELECTION OF DIRECTORS

General


     At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his or her successor is elected and qualified. The Board consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Ms. Rebel and Messrs. Ghylin and Scali as members of the class to serve until the 2006 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

Information about Nominees, Directors and Executive Officers


     The following table provides certain information, as of April 25, 2003, with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.



                                                Principal Occupation, Period of Service
                                                as a Director, Business Experience and                           Board Committee
          Name and Age                                  Other Information                                          Memberships
--------------------------------------------------------------------------------------------------------------------------------
NOMINEES:

Rebel, Brenda L.           44  Ms. Rebel, a Certified  Public  Accountant,  has been a director  since  September   N/A
                               1999 and has served as Chief  Financial  Officer and Senior Vice  President  since
                               January  1998.  She served as Vice  President - Corporate  Controller  from August
                               1995 to January 1998 and as Vice President - Regulatory  Compliance from June 1991 to July 1995.

Ghylin, Gaylen A.          55  Mr.  Ghylin,  a  Certified  Public  Accountant,   has  served  as  Executive  Vice   N/A
                               President,  Secretary  and Chief  Financial  Officer of Tiller  Corporation  d/b/a
                               Barton Sand & Gravel Co.,  Commercial  Asphalt Co. and Barton  Enterprises,  Inc.,
                               since 1979,  and as a director of the Tiller  Corporation  since 1980.  Mr. Ghylin also serves on the Boards of National Asphalt Pavement  Association and Friendship
                               Ventures.

Scali, Terrence M.         43  Mr. Scali has been a director  since July 2002.  Mr. Scali has served as President   N/A
                               of Milne Scali & Company since 1995 and as President of BNC Insurance,  Inc. since
                               April 2002.  BNC  Insurance,  Inc. and Milne Scali & Company are  subsidiaries  of the Company's bank subsidiary, BNC National Bank.

OTHER DIRECTORS:

Cleveland, Gregory K.      55  Mr. Cleveland,  a Certified Public Accountant,  has served as an executive officer   Member of
                               and  director of BNC since its  inception  in 1987.  He has served as President of   Executive
                               BNC since  March 1995 and as Chief  Executive  Officer  since  November  2000.  He   Committee
                               served as Chief  Financial  Officer of BNC from  February 1994 to January 1998 and as Chief  Operating  Officer from January 1998 to November 2000.  Mr.  Cleveland's term on the Board of Directors will expire in 2004.

Forte-Pathroff, Denise,    46  Dr.  Forte-Pathroff  has been a director  since  November 2000. She has previously   Member of Audit
M.D.                           served as a director of BNC National  Bank from April 1994 to November  2000.  Dr.   Committee
                               Forte-Pathroff  is a board  certified  Dermatologist. She is an Assistant Clinical
                               Professor  of  Medicine at  the University  of North Dakota School  of Medicine, a
                               member of the  North Dakota Board of  Medical Examiners,  a member of the board of
                               Medcenter One School of Nursing and a member of the Advisory Board to the Burleigh
                               County Extension Service.  She is President of DFP, Inc., a cosmetics company that develops and markets skin care products, and Headspin, Inc., which markets a child anti-abduction system patent.  Dr. Forte-Pathroff's term on the Board of Directors will expire in 2005.

Hipp, John A., M.D.        56  Dr. Hipp,  who has been a director of BNC since 1988,  has  practiced  medicine in   Member of
                               Bismarck  since 1980 as a  principal  in  Pathology  Consultants,  a  professional   Compensation
                               corporation  specializing in medical laboratory and computer consulting  services.   Committee and
                               Dr. Hipp is board  certified in anatomic  and  clinical  pathology by the American   Audit Committee
                               Board of Pathology. Dr. Hipp's term on the Board of Directors will expire in 2004.

Johnsen, Richard M., Jr.   58  Mr.  Johnsen,  who has been a director  of BNC since June 1995,  has served  since   Member of Audit
                               1979 as  Chairman  of the Board and Chief  Executive  Officer of  Johnsen  Trailer   Committee
                               Sales,  Inc.,  which sells and  services  trailers in  Bismarck  and Fargo,  North
                               Dakota.  Since 1990,  Mr.  Johnsen has also been a partner in Johnsen  Real Estate
                               Partnership,  which owns and operates rental property in Bismarck and Fargo, North
                               Dakota.  Mr. Johnsen's term on the Board of Directors will expire in 2005.

Scott, Tracy J.            55  Mr. Scott, a Certified Public Accountant,  has served as Chairman of the Board and   Member of
                               a director  of BNC since he and  Gregory K.  Cleveland  founded  BNC in 1987.  Mr.   Executive
                               Scott served as Chief  Executive  Officer of BNC until  November 2000. Mr. Scott's   Committee
                               term on the Board of Directors will expire in 2004.

Woodcox, Jerry R.          60  Mr.  Woodcox,  who has been a director  of BNC since June 1995,  has served  since   Member of
                               1970 as  President of  Arrowhead  Cleaners  and  Laundry,  Inc., a laundry and dry   Compensation
                               cleaning services business  operating in Bismarck,  North Dakota.  Mr. Woodcox has   Committee
                               also  served  as  a  Burleigh  County  Commissioner  since  his  election  to  the
                               Commission in February  2001.  Mr.  Woodcox's  term on the Board of Directors will expire in 2005.

OTHER EXECUTIVE OFFICERS:

Burke, Patricia L.         46  Ms.  Burke  serves as General  Counsel for BNC.  Ms. Burke joined BNC in May 1999.   N/A
                               Prior to that time she was employed as State's  Attorney  for  Burleigh  County in
                               North Dakota for 12 years.

Cleveland Goll, Shawn      34  Ms.  Cleveland  Goll has served as Chief  Operating  Officer of BNC National  Bank   N/A
                               since  September  1999 and as  Compliance  Officer  since July 1995.  Ms.  Goll, a
                               Certified Public Accountant and a Certified Regulatory Compliance Manager,  joined
                               BNC in 1992 as an internal  auditor.  She is the daughter of Gregory K. Cleveland.
                               Ms. Cleveland Goll serves on BNC National Bank's Board of Directors.

Milne, Jr., Richard W.     48  Mr. Milne has served as Chairman  and Vice  President of Milne Scali & Company for   N/A
                               the past five years and as  Chairman  of the Board of BNC  Insurance,  Inc.  since
                               April 2002. Mr. Milne serves on BNC National Bank's Board of Directors.

Peiler, Mark E.            32  Mr. Peiler, who holds the Chartered Financial Analyst  designation,  has served as   N/A
                               Investment  Officer  for BNC since  May 1998 and as Vice  President  -  Investment
                               Officer since  November  2000.  From 1997 to 1998,  Mr. Peiler served as Assistant
                               Vice  President/Asset  Liability Management with MidAmerica Bank, and from 1996 to
                               1997  as  Financial  Analyst  with  BancServices   Company,   MidAmerica's  parent
                               company.  From 1995 to 1996, he was a Registered  Representative  with  Prudential
                               Preferred in St. Louis Park, Minnesota.

Board of Directors Meetings and Committees

     During 2002, the Board held ten meetings. The Board has established three committees, the Executive Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 2002 the Audit Committee met four times, the Compensation Committee met once, and the Executive Committee did not meet. All directors during their terms of office in 2002 attended at least 75 percent of the total number of meetings of the board and of meetings held by all committees of the board on which any such director served except that Ms. Rebel, who was on medical leave, attended 50 percent of all meetings. The Company currently does not have a standing nominating committee. Rather, the entire board participates in the process of selecting nominees to fill vacancies on the board. The board of directors will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the corporate secretary as provided in the Company's bylaws.

     The members of the Executive Committee are Tracy J. Scott and Gregory K. Cleveland. The Executive Committee is authorized to exercise all powers of the Board to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

     The Audit Committee, on which Mr. Johnsen and Drs. Forte-Pathroff and Hipp serve, is responsible for: (i) making recommendations to the Board concerning the engagement of independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting directly with BNC's Chief Financial Officer on any matter that the Audit Committee or the Chief Financial Officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of BNC by its independent public accountants and certain regulatory agencies, (v) discussing audit recommendations with management and reporting results of its reviews to the Board, (vi) reviewing all related party transactions and all other potential conflict of interest situations, and (vii) performing such other functions as may be prescribed by the Board.

     The Compensation Committee is responsible for administering BNC's 1995 Stock Incentive Plan, 2002 Stock Incentive Plan and Incentive Bonus Plan, and performing such other functions as may be prescribed by the Board. The current members of the Compensation Committee are Dr. Hipp and Mr. Woodcox.


Director Compensation

     Each director who is not an employee of BNC is paid a director's fee of $7,200 per year and fees of $500 for each committee meeting attended. Directors are reimbursed for expenses incurred in attending board and committee meetings.

Principal Stockholders

     The following table sets forth, as of April 25, 2003, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each continuing director and director nominee of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's continuing directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.


                                                                   Percent of
                                          Number of Shares        Outstanding
     Name of Beneficial Owner (1)        Beneficially Owned       Common Stock
     ----------------------------        ------------------       ------------
     Tracy J. Scott......................  135,954 (2)(3)(4)          4.99%
     Gregory K. Cleveland................  134,933 (2)(3)(5)          4.92%
     Richard W. Milne, Jr................  133,932 (6)                4.95%
     Terrence M. Scali...................  213,961 (2)(6)             7.91%
     Brenda L. Rebel.....................   13,542 (2)(3)             *
     David A. Erickson...................  136,691 (2)(7)             5.06%
     Denise Forte-Pathroff, M.D..........   53,411 (3)(8)             1.98%
     John A. Hipp, M.D...................   88,150 (3)(9)             3.26%
     Richard M. Johnsen, Jr..............    6,650 (3)                *
     Jerry R. Woodcox....................    6,246 (3)                *
     Gaylen A. Ghylin....................       --                   --
     BNC National Bank, as Trustee
      (the "Trustee") of the
       BNCCORP, Inc. 401(k)
       Savings Plan (10).................  198,477                    7.34%
     All directors and executive
       officers as a group (13 persons)..  801,702 (2)(3)            29.66%
--------------------
*Less than 1 percent.

(1)  The address of Mr. Scali and Mr.  Erickson is c/o BNCCORP,  Inc.,  322 East
     Main Avenue, Bismarck, North Dakota 58501, and the address of the Trustee is 322 East Main Avenue, Bismarck, North Dakota 58501.
(2) Includes the following number of shares allocated to such individual's account as of April 25, 2003 under the Company's 401(k) Savings Plan: Mr.
     Scott  (19,496),  Mr.  Cleveland  (4,196),  Mr.  Scali  (2,229),  Ms. Rebel
     (6,836), Mr. Erickson (38,871) and all directors and executive officers as a group (38,384).
(3) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. Scott (21,234), Mr. Cleveland (39,257), Ms. Rebel
     (5,905), Dr.  Forte-Pathroff  (650), Dr. Hipp (650), Mr. Johnsen (650), Mr.
     Woodcox (650) and all directors and executive officers as a group (77,596).
(4)  Includes 1,000 shares owned by Mr. Scott's children.
(5) Includes 78,480 shares owned by Mr. Cleveland's wife and 13,000 shares under Gregory K. Cleveland PC Employees' Defined Benefit Plan.
(6)  Includes 150 shares under M & R Investment Club.
(7)  Includes 38,820 shares owned by Mr. Erickson's wife.
(8)  Includes  25,873 shares under Robert A. Pathroff,  M.D. P.C. Profit Sharing
     Plan and 68 shares owned by Dr. Forte-Pathroff's children.
(9) Includes 87,500 shares owned by John A. Hipp and Barbara K. Hipp LLLP#1, a limited liability limited partnership.
(10) Each participant of the Company's 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.

Compensation of Executive Officers

     The following table summarizes the compensation that BNC paid to its chief executive officer and each of its four other most highly compensated executive officers for the year ended December 31, 2002.

                                                                                  Long-Term Compensation
                                                                         ----------------------------------------
                                             Annual Compensation                    Awards            Payouts
                                      --------------------------------   ------------------------  --------------

                                                                          Restricted  Securities    Long-Term
    Name and Principal                                    Other Annual       Stock    Underlying   Incentive Plan      All Other
         Position             Year      Salary    Bonus   Compensation    Awards ($)  Options (#)   Payouts ($)   Compensation(1)(2)
--------------------------- -------   ---------  -------- ------------   ------------ -----------  -------------- ------------------

Tracy J. Scott.............   2002    $200,000       -         -              -            -             -           $ 10,282
  Chairman of the Board       2001     200,000       -         -              -         8,000            -              9,700
                              2000     200,000       -         -              -            -             -              7,284

Gregory K. Cleveland.......   2002     200,000       -         -              -            -             -             10,282
  President and Chief         2001     200,000       -         -              -        24,000            -              9,697
    Executive Officer         2000     175,000       -         -              -            -             -              7,291

Richard W. Milne, Jr.......   2002     177,084       -         -              -            -             -              3,566
  Chairman, BNC Insurance,
    Inc. and Milne Scali &
    Company (3)

Terrence M. Scali..........   2002     177,084       -         -              -            -             -              3,096
  President, BNC Insurance,
    Inc. and Milne Scali &
    Company (4)

Brenda L. Rebel............   2002     100,000       -         -              -            -             -              6,232
   Chief Financial Officer    2001     100,000       -         -              -         5,000            -              6,240
                              2000     100,000       -         -              -            -             -              5,636

--------------------

(1) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. Scott ($5,500 in 2002, $5,250 in 2001 and $5,250 in 2000), Mr. Cleveland ($5,500 in 2002, $5,250
     in 2001 and $5,250 in 2000),  Mr. Milne ($2,500 in 2002), Mr. Scali ($2,500
     in 2002) and Ms. Rebel ($5,051 in 2002,  $5,051 in 2001 and $5,078 in 2000)
     (ii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts: Mr. Scott ($3,382 in 2002, $3,049 in 2001 and $1,567 in 2000), Mr. Cleveland
     ($3,382 in 2002,  $3,046 in 2001 and $1,574 in 2000),  Mr. Milne ($1,066 in
     2002),  Mr. Scali ($596 in 2002) and Ms. Rebel ($171 in 2002,  $179 in 2001
     and $221 in 2000) and (iii) payments to allow executives to purchase long-term disability insurance: Mr. Scott ($1,401 in 2002, $1,401 in 2001 and $467 in 2000) Mr. Cleveland ($1,401 in 2002, $1,401 in 2001 and $467 in
     2000) and Ms. Rebel ($1,010 in 2002, $1,010 in 2001 and $337 in 2000).

(2) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

(3)  Mr. Milne joined the Company in April 2002.

(4)  Mr. Scali joined the Company in April 2002.


Options/SAR Grants During 2002

     There were no stock options or stock appreciation rights granted during the year ended December 31, 2002 to any of the named executive officers.

Aggregated  Option/SAR  Exercises  in Last Fiscal Year And  Yearend  Option/SAR
Values

     The number and value of unexercised stock options held by each of the named executive officers is set forth in the following table. The Company has never granted any stock appreciation rights. No stock options were exercised by these individuals during the year ended December 31, 2002.


                                                       Value of Unexercised
                         Number of Unexercised         In-the-Money Options
                      Options at December 31, 2002   at December 31, 2002 (1)
                      ----------------------------  ----------------------------
       Name            Exercisable  Unexercisable   Exercisable    Unexercisable
  ---------------     ------------  --------------  ------------  --------------
Tracy J. Scott             19,634        6,400       $  1,696       $   6,784
Gregory K. Cleveland       34,457       19,200          5,088          20,352
Richard W. Milne, Jr.           -            -             -               -
Terrence M. Scali               -            -             -               -
Brenda L. Rebel             4,905        4,000          1,060           4,240

--------------------

(1) Calculated based on the market price at December 31, 2002, less the share price to be paid upon exercise.



Equity Compensation Plan Information

     The following table summarizes information relative to our equity-based compensation plans as of December 31, 2002:

                                              (a)                            (b)                             (c)
                                              ---                            ---                             ---
                                                                                                Number of securities remaining
                                    Number of securities to           Weighted-average          available for future issuance
                                    be issued upon exercise           exercise price of        under equity compensation plans
                                    of outstanding options,         outstanding options,       (excluding securities reflected
        Plan Category                 warrants and rights            warrants and rights                in column (a))
-------------------------------    ---------------------------     ------------------------   -----------------------------------

Equity compensation plans                   173,935                        $10.48                          169,717
approved by security holders

Equity compensation plans not                 N/A                            N/A                             N/A
approved by security holders

-----------------

     Shares may also be issued under our 1995 and 2002 Stock Incentive Plans as restricted stock or stock based awards (which awards are based in whole or in part on the value of our common stock).

Employment Agreements

     The Company has employment agreements with Tracy J. Scott and Gregory K. Cleveland. BNC Insurance, Inc., together with Milne Scali & Company (together, "BNC Insurance"), subsidiaries of the Company, have employment agreements with Richard W. Milne, Jr. and Terrence M. Scali. Each of these employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Board or a Committee of the Board of the Company or BNC Insurance, as applicable.

     The employment agreements with Messrs. Scott and Cleveland, each entered into in May 1995, provide for minimum annual salaries of $156,000 and $128,000, respectively, and an initial term of three years. For the year ended December 31, 2002, each of Messrs. Scott's and Cleveland's annual base salary was $200,000. Since the expiration of their initial terms, each of those agreements automatically renews for consecutive one-year terms unless either the Company or the executive terminates the agreement upon 90 days' notice prior to such automatic renewal. Under their employment agreements, Messrs. Scott and Cleveland are entitled to the benefits and perquisites maintained by the Company for its employees in general, or senior executives in particular, on the same basis and subject to the same requirements and limitations as applicable to other senior executives of the Company.

     If either Mr. Scott's or Mr. Cleveland's employment is terminated for any reason other than death, disability, or cause (as defined in their agreements), or if they terminate their employment for good reason (as defined in their agreements), or following a change in control (as defined in their agreements), then the Company must pay them a lump-sum amount equal to three times the sum of their current annual base salary and all cash bonuses paid to them during the most recent 12-month period ending before the date of termination. Mr. Scott and Mr. Cleveland have agreed not to compete with the Company for a period of two years following a termination by them of their respective employment with the Company for any reason other than good reason (as defined in their agreements). Further, Messrs. Scott and Cleveland have agreed not to solicit any customers of the Company or otherwise disrupt any previously established relationship existing between a customer and the Company.

     The employment agreements with Messrs. Milne and Scali, each entered into in April 2002, provide for minimum annual salaries of $250,000 and an initial term of five years. After the expiration of their initial terms, employment under those agreements converts to a month-to-month, at-will relationship otherwise subject to the terms of those agreements that is terminable by either BNC Insurance or the executive upon 90 days' prior written notice. Under their employment agreements, Messrs. Milne and Scali are entitled to participate in or receive benefits under any employee benefit plan or fringe benefit arrangement made available to similarly situated employees of BNC Insurance.

     Messrs. Milne and Scali have agreed to hold in confidence all confidential information known to them concerning BNC Insurance's business and not generally known to persons engaged in a business similar to that engaged by BNC Insurance. In addition, Messrs. Milne and Scali have agreed not to compete with BNC Insurance until the later of five years after the date of their employment agreements and the date of termination of their employment with BNC Insurance and all of its affiliates if their employment is terminated for cause (as defined in their agreements) or other than by reason of death or disability. Further, Messrs. Milne and Scali have agreed not to solicit the customers or employees of BNC Insurance and its affiliates until the later of five years after the date of their employment agreements and two years after the date of termination of their employment with BNC Insurance and all of its affiliates.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     No executive officer of the Company served in 2002 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

The Compensation Committee of the Board, which is comprised of two non-employee directors, Dr. Hipp and Mr. Woodcox (the "Committee"), provides overall guidance as to the Company's executive compensation programs and administers the Company's stock incentive plans.

The Company's executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company's executive officers and other key employees of the Company should be competitive with other similar size companies in the financial services industry while, within the Company, being fair and discriminating on the basis of individual performance. Awards of stock options are intended to retain executives and key employees and to motivate them to improve long-term stock market performance.

Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of base salary and incentive bonuses. Equity-based opportunities are provided on a long-term basis under the Company's two stock incentive plans.

Base Salary. The Committee believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position. An executive's position within a salary range is based upon his or her past performance, job duties, scope of responsibilities and expected future contributions. Most recent past performance is a prime determinant. The Committee considers salaries of executive officers within the context of an external survey of executive compensation of peer institutions. Individual salary increases are based upon an assessment of the peer group average salary, the salary budget for the Company and the executive's performance. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

Incentive Bonuses. In June 1995, the Company adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, each full-time employee of BNC is eligible to receive a cash bonus based on a percentage of his or her salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Key performance indicators are generally balanced between growth, profit, asset quality and productivity. Additionally, the Incentive Plan includes performance "triggers" which, even though individual key performance targets may be achieved, preclude the payment of bonuses if overall targets, such as return on average stockholders' equity, are not achieved. Designated individuals are also eligible to receive an additional annual cash bonus based on a percentage of their annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

No incentive bonuses were paid to executive officers during 2002 because the Company did not achieve its targeted financial performance.

Stock Incentive Plan. BNC adopted its 1995 Stock Incentive Plan in June 1995 and the 2002 Stock Incentive Plan in June 2002 ("the Plans") to provide long-term incentives to its key employees, including officers who are employees of BNC (the "Eligible Employees"). Under the Plans, which are administered by the Committee, BNC may grant Eligible Employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof. The Committee establishes the exercise price of any stock options granted under the Plans, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

Compensation of the Chief Executive Officer. The Committee makes recommendations to the Board regarding the compensation of the Chief Executive Officer (the
"CEO"). The CEO does not participate in discussions about his compensation matters or in recommendations by the Committee of his compensation. The Board must approve all compensation actions regarding the CEO. The CEO's base salary was not adjusted for the 2002 fiscal year.


Submitted by the Compensation Committee: John A. Hipp, M.D. / Jerry R. Woodcox

Audit Committee

     The Audit Committee of the Board of Directors, which is comprised of three non-employee directors, Mr. Johnsen and Drs. Forte-Pathroff and Hipp (the "Audit Committee"), provides oversight with respect to financial reporting, regulatory requirements, and the performance and independence of the Company's external auditor. The current members of the Audit Committee meet the independence requirements of the current and proposed rules of the Nasdaq Stock Market, Inc.

Audit Committee's Report on Audit Matters


Audited Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements of the Company for 2002 with the Company's management.

Required Matters. The Audit Committee has discussed with KPMG LLP, the Company's independent auditor for 2002 (the "Auditor" or "KPMG"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Independence Disclosure. The Audit Committee has received written disclosures and the letter from the Auditor as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the Auditor the Auditor's independence. The Audit Committee also considered whether the Auditor's provision of non-audit services to the Company was compatible with the Auditor's independence.

Audit Committee Recommendation. Based upon its review and discussion of the audited financial statements of the Company for 2002 with management, discussion of required matters with the Auditor, and receipt of written independence compliance from the Auditor, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing for the 2002 fiscal year with the Securities and Exchange Commission.


Submitted  by  the  Audit   Committee:   Richard  M.   Johnsen,   Jr.  /  Denise
Forte-Pathroff, M.D. / John A. Hipp, M.D.

Performance Graph


     The graph below compares the cumulative total stockholder return of BNC's Common Stock from December 31, 1997 to December 31, 2002 with the cumulative total return of the S&P 500 Index and the NASDAQ Bank Stock Index. The performance graph assumes $100 invested in BNC's Common Stock and each of the S&P 500 Index and the NASDAQ Bank Stock Index on December 31, 1997 and, for the two indices, the reinvestment of dividends.

                                [GRAPH OMITTED]


                            12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                           ---------- ---------- ---------- ---------- ---------- ----------
  The Company              $ 100.00    $ 65.65    $ 35.88    $ 36.26     $ 44.46   $ 42.75
  S & P 500 Index            100.00     129.03     156.28     142.38      125.58     97.76
  NASDAQ Bank Stock Index    100.00      99.36      95.51     108.94      117.96    120.60


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with NASDAQ Stock Market. BNC believes that all of the persons obligated to file these reports complied with all the filing requirements applicable to them with respect to transactions during 2002.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The executive  officers,  directors and principal  stockholders  of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC National Bank (the "Bank"), and it is anticipated that such parties will continue to be customers of the Bank in the future. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2002, the aggregate balance of the Bank's loans and advances under existing lines of credit to these parties, exclusive of loans to any such persons which in the aggregate did not exceed $60,000, was approximately $1.0 million or .30 percent of the Bank's total loans.

     On May 3, 2002, BNCCORP issued 150 shares of its noncumulative preferred stock to Richard W. Milne, Jr. and Terrence M. Scali, executive officers of the Company, for cash. Each share has a preferential noncumulative dividend at an annual rate of 8.0 percent and a preferred liquidation value of $10,000 per share. The noncumulative preferred stock is not redeemable by BNCCORP and carries no conversion rights.

     In March 2002, in connection with its acquisition of Milne Scali & Company, the Company entered into a lease agreement with Milne Scali Properties, L.L.C. for office space located in Phoenix, Arizona. Milne Scali Properties, L.L.C. is owned by Richard W. Milne, Jr. and Terrence M. Scali. Mr. Milne and Mr. Scali are executive officers of the Company. The lease provided for an initial term of 10 years and base rent of $32,752 per month, subject to adjustment for any increase in operating expenses related to the leased property. In March 2003, the Company purchased the leased property from Milne Scali Properties, L.L.C. for $3.9 million, the appraised value of the property.

                    PROPOSAL 2: APPROVAL AND RATIFICATION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board has, subject to ratification by the stockholders, appointed KPMG to act as principal independent accountants for BNC for the fiscal year ending December 31, 2003. The firm has audited the financial statements of BNC for the past fiscal year and reaudited the fiscal years of 2000 and 2001. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.


Independent Auditor's Fees. The following table shows the fees paid or accrued by the Company for the audit services provided by KPMG during 2002:

            Audit Fees:
            2002 Audits...........................      $120,000
            2000 and 2001 Reaudits................        80,000
            SEC Filings...........................        16,000
                                                     ------------
                Total Audit Fees..................      $216,000

            Financial Information Systems
              Design  and Implementation Fees.....      $   -

            All Other Fees........................      $   -
                                                     ------------

               Total..............................      $216,000
                                                     ============


The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG.

                            AVAILABILITY OF FORM 10-K


     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is available without charge upon written request to:


                  Brenda L. Rebel
                  Chief Financial Officer
                  BNCCORP, INC.
                  322 East Main Avenue
                  Bismarck, ND 58501



                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

     Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals


     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2004 annual meeting of BNC, pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 17, 2004.

     Under BNC's Bylaws, advance notice of stockholder proposals must be received by April 19, 2004 in order to be considered at the 2004 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.


                                      By Order of the Board of Directors

                                      /s/ Annette Eckroth
                                      ----------------------------------
                                          Annette Eckroth
                                          Secretary


Bismarck, North Dakota
May 15, 2003